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                                                                EXHIBIT 10.30


                     CHANGE IN CONTROL SEVERANCE AGREEMENT


         AGREEMENT made as of September 29, 1994 between BEVERLY ENTERPRISES, INC., a Delaware corporation (the "Company"), and FIELD (NAME) (the "Executive").

         WHEREAS, the Executive is employed by the Company or by one of its wholly-owned consolidated subsidiaries;

         WHEREAS, the Company recognizes that the Executive's contribution to the Company's growth and success has been and continues to be substantial;

         WHEREAS, the Company wishes to encourage the Executive to remain with and devote full time and attention to the business affairs of the Company and wishes to provide income protection to the Executive for a period of time in the event of a Change in Control;

         NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

                 1.       Definitions.

                          (a) "Base Salary" shall mean the Executive's regular annual rate of base pay as of the date in question.

                          (b) "Cause" shall mean the Executive's (i) conviction of a crime involving moral turpitude, (ii) theft or embezzlement of property from the Company or (iii) willful misconduct or willful failure substantially to perform the duties of his position, but only if such has continued after receipt of such notices and cure periods as are provided for by the Company's disciplinary process as in effect on the Change in Control Date.

                          (c) A "Change of Control" shall be deemed to have taken place if: (i) any person, corporation, or other entity or group, including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than any employee benefit plan then maintained by the Company, becomes the beneficial owner of shares of the Company having 30 percent or more of the total number of votes that may be cast for the election of Directors of the Company; (ii) as the result of, or in connection with, any contested election for the Board of Directors of the Company, or any tender or exchange offer, merger or other business combination or sale of assets, or any combination of the foregoing (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets, or (iii) at any time a the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, b any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Company stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, c the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or d the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or Persons.
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                          (d)      The "Change in Control Date" shall
         mean the date immediately prior to the effectiveness of the Change in Control.

                          (e) The Executive shall have "Good Reason" to terminate employment if: (i) the Executive's duties, responsibilities or authority are materially reduced or diminished from those in effect on the Change in Control Date without the Executive's consent; (ii) the Executive's compensation or benefits are reduced (other than pursuant to a uniform reduction applicable to all executives of the Company); or (iii) the Company requires that the Executive's employment be based other than at Fort Smith, Arkansas.

                          (f) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934 and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

                          (g) "Target Bonus" shall mean the target bonus (100% level) established for the Executive for the year in question under the Company's "Annual Incentive Plan" or "Performance Unit Plan," as applicable.

                          (h) "Termination of Employment" shall mean the termination of the Executive's employment by the Company other than such a termination in connection with an offer of immediate reemployment by a successor or assign of the Company or purchaser of the Company or its assets under terms and conditions which would not permit the Executive to terminate his employment for Good Reason.

                 2. Term. The initial term of this Agreement shall be for the period commencing on September 29, 1994 (the "Effective Date") and ending after a period of three years. The Term shall be automatically extended by one additional day for each day beyond the Effective Date of this Agreement that the Executive remains employed by the Company until such time as the Company elects to cease such extension by giving written notice of such to the Executive. (In such event, the Agreement shall thus terminate on the third anniversary of the effective date of such notice).

                 3. Eligibility for Severance Benefits. The Executive shall be eligible for the benefits described in Paragraph 4 (the "Severance Benefits") if, during the Term there has been a Change in Control during the two year period commencing on the Change in Control Date, the Executive has a Termination of Employment initiated (i) by the Company without Cause or (ii) by the Executive for Good Reason.

                 4. Severance Benefit. Upon satisfaction of the requirements set forth in Paragraph 3, and subject to Paragraph 5, the Executive shall be entitled to the following Severance Benefits:

                          (a) Cash Payment. The Executive shall be entitled to receive an amount of cash equal to Three (3) times the greater of

                                  (i)      the sum of the Executive's Base
                 Salary and Target Bonus, in each case as in effect upon the Termination of Employment, or,

                                  (ii)     the sum of the Executive's Base
                 Salary and Target Bonus, in each case as in effect on the Change in Control Date.





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         The payment shall be made in a single lump sum upon the Executive's
         Termination of Employment unless the Executive shall have elected another method on the signature page hereof.

                          (b) Long-Term Incentive Award; Equity-Based Compensation. To the extent not already vested pursuant to the Terms of said plan, the Executive's interest under the Company's Long-Term Stock Incentive Plan shall be fully vested. To the extent not already vested pursuant to the terms of any option plans then in effect, any and all (i) options, phantom units, and other awards granted to Executive pursuant to any such plan to purchase Company stock or which is measured by the current market value of Company stock and (ii) restricted stock of the Company, owned by the Executive, shall be fully vested.

                          (c)     Continuation of Benefits.

                                  (i)      For a period of  Three (3) years
                 following the Termination of Employment, the Executive shall be treated as if he or she had continued to be an employee for all purposes under the Company's Medical Plan, Executive Medical Reimbursement Plan and Dental Plan. Following this period the Executive shall be entitled to receive continuation coverage under part 6 of Title I of ERISA ("COBRA Benefits) treating the end of this period as a termination of the Executive's employment (other than for gross misconduct).

                                  (ii) The Company shall maintain in force, at its own expense, for the remainder of the Executive's life, the vested life insurance in effect under the Company's Executive Life Insurance Plan as of the Change in Control Date or as of the date of Termination of Employment, whichever is greater.


                          (d) Relocation Benefit. If the Executive's next full-time employment commences within Three (3) years after the Executive's Termination of Employment with the Company and is based more than 25 miles from Fort Smith, Arkansas, and within the continental United State, the Company will reimburse the Executive for any reasonable relocation expenses (in accordance with the Company's general relocation policy for executives as then in effect, or, at the Executive's election, as in effect on the Change in Control Date) in connection with accepting or continuing such employment.

                          (e) Executive Retirement Plan. For the year of the Executive's Termination of Employment, the Company will make the contribution to its Executive Retirement Plan (the "Retirement Plan"), that it would have made if the Executive had not had a Termination of Employment, but in no event less than the percentage contribution it made for the Executive in the immediately preceding year (and increased to take account of the additional year of service), in each case taking account of the Executive's annualized rate of "Compensation" (as defined in the Retirement Plan) and the percentage of such Compensation that the Executive is contributing to the Retirement Plan, as of the date of Termination of Employment, and the Company's matching contribution rate for such year (or, if greater, the preceding year). The portion of the Company's matching contribution which is based on the preceding year's contribution percentage shall be paid to the Executive immediately upon his Termination of Employment and any additional contribution shall be paid as soon as it is determined.

                          (f) Disability. For the two year period following the Executive's Termination





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         of Employment for any reason other than Cause, the Company shall provide disability insurance benefits coverage to Executive equivalent to the coverage that the Executive would have had had he remained employed under the Company's disability insurance plan applicable to Executive on the date of Termination of Employment, or, at the Executive's election, the plan applicable to Executive as of the Change in Control Date. Should Executive become disabled during such period, Executive shall be entitled to receive such benefits, and for such duration, as the applicable plan provides.

                          (g) Plan Amendments. The Company shall adopt such amendments to its employee benefit plans as are necessary to effectuate the provisions of this Agreement.

                 5. Golden Parachute Limitation. If, in the written opinion of a Big 6 accounting firm engaged by the Company for this purpose, which opinion is concurred with by an expert engaged by the Executive (at the Company's expense), the aggregate of the benefit payments under Paragraph 4 would cause the payment of one or more of such benefits to constitute an "excess parachute payment" as defined in Section 280G(b) of the Internal Revenue Code, then such benefits or payments shall be reduced, in whole or in part, in a manner designated by the Executive, in such manner that, in such opinion, none of such benefits would constitute an "excess parachute payment." Any dispute concerning the application of this paragraph shall be resolved pursuant to Paragraph 8.

                 6. Employment At-Will. Notwithstanding anything to the contrary contained herein, the Executive's employment with the Company is not for any specified term and may be terminated by the Executive or by the Company at any time, for any reason, with or without cause, without liability except with respect to the payments provided hereunder or as required by law or any other contract or employee benefit plan.

                 7. Waiver of Other Severance Benefits. The benefits payable pursuant to this Agreement are in lieu of any other severance benefits which may otherwise be payable to the Executive upon termination following a Change in Control, (including, without limitation, any benefits to which Executive might otherwise have been entitled under the "Agreement Concerning Benefits Upon Severance" dated as of September 1, 1990 to which Executive and the Company are parties), except those benefits which are to be made available to the Executive as required by applicable law.

                 8. Disputes. Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement shall, at the election and upon written demand of either party, be finally determined and settled by binding arbitration in the city of Fort Smith, Arkansas in accordance with the Labor Arbitration rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. The Company shall pay all costs of the arbitration and all reasonable attorney's and accountant's fees of the Executive in connection therewith.

                 9. Successors; Binding Agreement. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger or consolidation where the Company is not the surviving corporation, or upon any transfer of all or substantially all of the Company's assets, or any other Change in Control. In the event of such merger or consolidation or transfer of assets, or other Change in Control, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or corporation to which such assets shall be transferred.

                 10. Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and





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delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, or other similar means of communication, as follows:

                          (a) If to the Company, addressed to its principal executive offices to the attention of its Secretary;

                          (b) If to the Executive, to him or her at the address set forth below under the Executive's signature; or at any such other address as either party shall have specified by notice in writing to the other.

                 11. Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and by a duly authorized representative of the Board of Directors. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

                 12. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

                 13. Severability; Enforcement. If any provision of this Agreement, or the application thereof to any person, place, or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

                 14. Indemnification. The Company shall indemnify, defend, and hold the Executive harmless from and against any liability, damages, costs, or expenses (including attorney's fees) in connection with any claim, cause of action, investigation, litigation, or proceeding involving him by reason of his having been an officer, director, employee, or agent of the Company, unless it is judicially determined that the Executive was guilty of gross negligence or willful misconduct. The Company also agrees to maintain adequate directors and officers liability insurance for the benefit of Executive for the term of this Agreement and for at least three years thereafter.

                 15. ERISA. This Agreement is pursuant to the Company's Severance Plan for Executives (the "Plan") which is unfunded and maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan constitutes an employee welfare benefit plan ("Welfare Plan") within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any payments pursuant to this Agreement which could cause the Plan not to constitute a Welfare Plan shall be deemed instead to be made pursuant to a separate "employee pension benefit plan" within the meaning of Section 3(2) of ERISA as to which the applicable portions of the document constituting the Plan shall be deemed to be





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incorporated by reference.  None of the benefits hereunder may be assigned in any way.

                 16. Governing Law. This Agreement shall be interpreted, administered and enforced in accordance with the law of the State of Arkansas, except to the extent pre-empted by Federal law.

                 The parties have duly executed this Agreement as of the date first written above.


BEVERLY ENTERPRISES, INC.                          EXECUTIVE


By:
   --------------------------------                -----------------------------
      David R. Banks                                        FIELD(NAME1)
      Chairman, President and                               FIELD(ADDRESS)
      Chief Executive Officer                               FIELD(CITYSTZP)


By:
   --------------------------------
      Robert W. Pommerville
      Executive Vice President,
      General Counsel and Secretary


      5111 Rogers Avenue, Suite 40-A
      Fort Smith, AR  72919-0155

      Attention:  Secretary


Form of Cash Benefit Payment Paragraph 4(a):

- --       One lump sum payment

- --       Equal monthly installment payments each in the amount of Executive's monthly Base Salary as of the date of termination of employment.





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